UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2026

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 W Washington St UNIT 213, Tempe, AZ85288

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CXDO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2026, Crexendo, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Estech Holdings, Inc., a Texas corporation (“Seller”), and the individuals listed therein, pursuant to which the Company agreed to purchase from Seller one hundred percent (100%) of the issued and outstanding membership interests (the “Purchased Interests”) of Estech Systems, LLC, a Delaware limited liability company, and its operating subsidiary, ESI Hosted Services, LLC (collectively, the “Target”), subject to the terms and conditions set forth in the Purchase Agreement (the “Acquisition”). The Target is engaged in providing cloud-based and on-premises phone systems and business communication products and services.

The aggregate purchase price for the Purchased Interests is $35,000,000 (the “Purchase Price”), subject to customary post-closing purchase price adjustments based on working capital, indebtedness, and transaction expenses.

The Purchase Price consists of $27,300,000 in cash (subject to adjustment) and $7,700,000 in shares of the Company’s common stock, resulting in the issuance following closing of the Acquisition of 1,159,638 shares of the Company’s common stock (the “Shares”) calculated based on the Average Share Price as defined in the Purchase Agreement. The Shares will be issued in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption. The Company financed the cash portion of the Purchase Price using cash on hand.

A portion of the consideration has been placed into escrow to secure post-closing purchase price adjustments and certain indemnification obligations.

Concurrently with the execution of the Purchase Agreement, the Company completed the Acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 hereof are hereby incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On March 2, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not available at this time and will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

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(b) Pro Forma Financial Information.

The pro forma information required by this item is not available at this time and will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated March 1, 2026, by and among Crexendo, Inc., Estech Holdings, Inc. and certain other individuals set forth therein+*
99.1	PressRelease dated March 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Schedules and similar attachments have been omitted from this filing pursuant have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

* Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2026

Crexendo, Inc.

/s/ RONALD VINCENT
By:	Ronald Vincent
Chief Financial Officer

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